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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549




                                 FORM 8-K


                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(D) OF THE

                      SECURITIES EXCHANGE ACT OF 1934

   Date of Report (Date of earliest event reported):  December 28, 1994



                        FIRST VIRGINIA BANKS, INC.

          (Exact name of registrant as specified in its charter)


         Virginia                     No.1-6580           54-0497561
(State or other jurisdiction          (Commission         (IRS Employer
    of incorporation)                 File Number)        Identification No.)


                         6400 Arlington Boulevard
                          Falls Church, Virginia
                                22042-2336
                 (Address of principal executive offices)


    Registrant's telephone number, including area code:  (703) 241-3656


                               None
      _____________________________________________________________
      (Former name or former address, if changed since last report.)
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Item 2.  Acquisition or Disposition of Assets.


     On July 1, 1994, the Registrant entered into an Agreement and Plan of Reorganization and a Plan of Merger (the "Agreement") with Farmers National Bancorp, a Maryland bank holding company (collectively hereinafter referred to as "Bancorp") under which the Registrant and Bancorp agreed that Bancorp would be merged into Registrant and each shareholder of Bancorp would be entitled to receive (a) 1.5 shares of Registrant's Common Stock for each share of Bancorp Common Stock or (b) in lieu thereof, $58.53 in cash for each share of Bancorp stock; provided that the number of shares that could be exchanged for cash, when added to dissenting shares, could not exceed 30% of the shares of Bancorp Common Stock outstanding immediately prior to the effective date of the merger.

     On December 28, 1994 at 5 p.m., the merger of Bancorp into Registrant was consummated. Pursuant to the Agreement, Registrant will issue 2,891,786 shares of it Common Stock to Bancorp shareholders and will pay $45,135,233.91 in cash to those Bancorp shareholders who elected cash. The source of Registrant's cash will be from internally generated working capital. Registrant's Common Stock that will be issued will be newly issued shares. Registrant reacquired approximately 1,639,000 shares of its Common Stock in the open market in connection with the merger. The merger will be accounted for as a purchase in accordance with generally accepted accounting principles.

     As a result of the merger, the three subsidiary banks of Farmers National Bancorp will operate as separate subsidiary banks of Registrant. Farmers National Bank of Maryland with its 15 offices in the Annapolis, Maryland, area will operate under the name of Farmers Bank of Maryland as a state chartered, Federal Reserve member bank. Atlantic National Bank with four offices in Ocean City and Salisbury, Maryland, will operate under the name of Atlantic Bank as a state chartered, Federal Reserve member bank. The Caroline County Bank, with one office in Greensboro, Maryland, will continue to operate as a state chartered bank under that name. It will also be a member of the Federal Reserve System.


Item 7.  Financial Statements and Exhibits.


     Pursuant to General Instruction B.3 of Form of 8-K, Registrant has not included in this Report the information called for in Items 7(a) and 7(b) since the same information has been previously reported by the Registrant in its Registration Statement No. 33-56127 on Form S-4 filed on October 21, 1994.

     (a) Financial Statements of Businesses Acquired. Reference is made to Farmers National Bancorp's Annual Report on Form 10-K for the year ended December 31, 1993 and Farmers National Bancorp's quarterly reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994 which were incorporated by reference by Registrant in its Registration Statement No. 33-56127 on Form S-4 as filed on October 21, 1994.
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     (b)  Pro Forma Financial Information.  Reference is made to the Pro
Forma Financial Information concerning the merger including the notes to the Pro Forma Financial Information that is included as part of the Registration Statement No. 33-56127 on Form S-4 as filed on October 21, 1994.


     (c) Exhibits. The Agreement and Plan of Reorganization and the Plan of Merger, both dated July 1, 1994 between the Registrant and Farmers National Bancorp were previously filed as part of Registration Statement No. 33-56127 on Form S-4 (Appendix A of the Proxy Statement - Prospectus) as filed by the Registrant on October 21, 1994.



                                 SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FIRST VIRGINIA BANKS, INC.



Date: January 10, 1995               By:   /s/ Barry J. Fitzpatrick
                                         __________________________________
                                         Barry J. Fitzpatrick, Chairman and
                                         Chief Executive Officer